UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2005, Kindred Healthcare, Inc. (the “Company”) entered into an amendment (the “Amendment”) of its $300 million Amended and Restated Credit Agreement dated as of June 28, 2004 among the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and Collateral Agent (the “Credit Facility”).

The Amendment (1) increases the amount permitted for acquisitions and certain investments by the Company from $150 million to $400 million, (2) provides the Company with the additional flexibility to repurchase up to $150 million of its common stock and warrants, and (3) increases the amount permitted for the Company’s capital expenditures in each fiscal year. The Amendment also expands the borrowing base of the Credit Facility to include certain additional real estate holdings. In addition, the Amendment clarifies certain regulatory issues and expands certain representations and covenants of the Company, none of which are expected to impact the Company’s financial flexibility.

At June 30, 2005, there were no outstanding borrowings under the Credit Facility.

A copy of the Amendment is attached hereto as Exhibit 99.1.

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2005, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2005. The Company also announced revised earnings guidance for the fiscal year ending December 31, 2005. The press release, dated August 2, 2005, is attached as Exhibit 99.2 to this Form 8-K. On August 2, 2005, the Company also made the press release available on its website at www.kindredhealthcare.com.

The information contained herein is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

The Company also announced that its Board of Directors has authorized up to $100 million in common stock and warrant repurchases. The Company intends to finance any repurchases from operating cash flows or borrowings under the Credit Facility. The authorization includes both open market purchases as well as private transactions. As of June 30, 2005, the Company had 38,709,076 shares of common stock outstanding and 1,860,559 Series A Warrants outstanding and 4,630,425 Series B Warrants outstanding.

Incorporated by reference is a press release issued by the Company on August 2, 2005, which is attached hereto as Exhibit 99.2. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section.

Item 9.01.

(c)	Exhibits

Exhibit 99.1	Amendment No. 1 and Consent dated as of August 2, 2005, under the $300,000,000 Amended and Restated Credit Agreement dated as of June 28, 2004 among Kindred Healthcare, Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and Collateral Agent.

Exhibit 99.2	Press release dated August 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 3, 2005	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer